                                                                     EXHIBIT 5.1

                       [Letterhead of King & Spalding LLP]


                                January 29, 2004

Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901

         RE:     CARMIKE CINEMAS, INC. -- REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to Carmike Cinemas, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-90028) (the "Initial Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). The Initial Registration Statement relates to the sale of (i) 3,000,000 shares of the Company's Common Stock, par value $0.03 per share (the "Common Stock"), by the Company and (ii) up to 2,175,000 shares of Common Stock to be sold by certain selling stockholders named in the Initial Registration Statement. The Initial Registration Statement was declared effective by the Commission today, January 29, 2004.

         In addition, we have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-1 to be filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "462(b) Registration Statement"). The 462(b) Registration Statement relates to the Company's Initial Registration Statement and the public offering of up to an additional 350,000 shares of Common Stock by a selling stockholder (the "Additional Shares").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Additional Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Carmike Cinemas, Inc.
January 29, 2004
Page 2

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

         We consent to the filing of this opinion as an Exhibit to the 426(b) Registration Statement and to the reference to us under the caption "Validity of the Securities" in the Prospectus that is included in the Initial Registration Statement.


                                                     Very truly yours,

                                                     /s/ King & Spalding LLP

                                                     KING & SPALDING LLP